SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities
Exchange Act of 1934
(Amendment No.     )

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Seasons Series Trust
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AIG SunAmerica Retirement Markets, Inc.
21650 Oxnard Street
Woodland Hills, CA 91367
(800) 445-7862

February __, 2005

Dear Contract Owner:                                                                                           [LOGO]

             The enclosed information statement details a recent subadviser change for the Small Cap Portfolio (the "Portfolio") of Seasons Series Trust (the "Trust"). On December 15, 2004, the Board of Trustees approved a decision to replace Lord Abbett & Co. as a subadviser for the Portfolio. Accordingly, the Board of Trustees approved the engagement of Salomon Brothers Asset Management Inc. ("Salomon Brothers") to replace Lord Abbett effective February 14, 2005. Salomon Brothers joins AIG Global Investment Corp. in each managing approximately one-half of the Portfolio. The change in portfolio management did not result in any modifications to the Portfolio's principal investment objective or investment strategy as stated in the Trust's prospectus or to the management fee payable by the Portfolio.

             As a matter of regulatory compliance, we are sending you this information statement, which describes the management structure of the Portfolio, the ownership of Salomon Brothers and the terms of the subadvisory agreement with Salomon Brothers, which the Trustees, including the Independent Trustees, have approved.

             This document is for your information only and you are not required to take any action. Should you have any questions about these changes or if we can be of service to you in any other way, please call our SunLine customer service center between the hours of 5 a.m. PST and 5 p.m. PST at (800) 445-7862.

Sincerely,

Jane Aldrich, CFA
Vice President
AIG SunAmerica Retirement Markets, Inc

SEASONS SERIES TRUST
Small Cap Portfolio
P.O. Box 54299
Los Angeles, CA 90054-0299

________________________________

INFORMATION STATEMENT

REGARDING SUBADVISER CHANGE

FOR THE SMALL CAP PORTFOLIO

________________________________

             This information statement is being provided to the shareholders of the Small Cap Portfolio (the "Portfolio") of Seasons Series Trust (the "Trust") in lieu of a proxy statement, pursuant to the terms of an exemptive order the Trust has received from the Securities and Exchange Commission which permits AIG SunAmerica Asset Management Corp. ("SunAmerica") to hire new subadvisers and to make changes to existing subadvisory contracts with the approval of the Board of Trustees (the "Trustees"), but without obtaining shareholder approval. This information statement is being furnished on behalf of the Trustees of the Trust.

             We are not asking for a proxy and you are requested not to send us a proxy. This document is for informational purposes only and you are not required to take any action.

             This information statement will be mailed on or about February ___, 2005 to contract owners who chose the Portfolio as an investment option prior to January 31, 2005.

Purpose of the Information Statement

             On December 15, 2004, the Trustees approved a Subadvisory Agreement between SunAmerica, the investment adviser and manager of the Portfolio, and Salomon Brothers Asset Management Inc. ("Salomon Brothers" or "Subadviser"), with respect to a component of the Portfolio. As of February 14, 2005, Salomon Brothers replaced Lord Abbett & Co. ("Lord Abbett") as a subadviser of the Portfolio.

The Trust

              The Portfolio is an investment series of the Trust, a Massachusetts business trust. The Trust entered into an Investment Advisory and Management Agreement (the "Advisory Agreement") with SunAmerica on January 1, 1999, as amended from time to time, with the approval of the Trustees. SunAmerica is an indirect, wholly-owned subsidiary of American International Group, Inc. and is located at Harborside Financial Center, 3200 Plaza 5, Jersey City, New Jersey 07311. SunAmerica selects the subadvisers for the Trust's Portfolios, manages portions of certain Portfolios, provides various administrative services and supervises the Portfolios' daily business affairs, subject to review by the Trustees. The Advisory Agreement authorizes SunAmerica to retain subadvisers for the Portfolios or portions thereof for which it does not manage the assets. SunAmerica selects subadvisers it believes will provide the Portfolios with the highest quality investment services, while obtaining, within the Portfolios' investment objective, a distinct investment style. SunAmerica monitors the activities of the subadvisers and, from time to time, will recommend the replacement of a subadviser on the basis of investment performance, style drift or other consideration.

             The subadvisers to the Trust's Portfolios act pursuant to agreements with SunAmerica. Their duties include furnishing continuing advice and recommendations to the relevant portions of the Portfolios regarding securities to be purchased and sold. The subadvisers are independent of SunAmerica and discharge their responsibilities subject to the policies of the Trustees and the oversight and supervision of SunAmerica, which pays the subadvisers' fees. The Portfolios do not pay fees directly to the subadvisers. However, in accordance with procedures adopted by the Trustees, a subadviser may effect portfolio transactions through an affiliated broker-dealer, acting as an agent not as principal, and the affiliated broker-dealer may receive brokerage commissions in connection therewith as permitted by Section 17(e) of the Investment Company Act of 1940, as amended, the rules and interpretations thereunder and other applicable securities laws.

The Subadvisory Agreement

             Lord Abbett served as subadviser to a component of the Portfolio pursuant to a Subadvisory Agreement dated January 12, 1999 (the "Previous Agreement"). The Previous Agreement was last approved by the Trustees on September 9, 2004. At a meeting held on December 15, 2004, the Trustees, including a majority of the Trustees who are not interested persons of the Portfolio or SunAmerica, approved SunAmerica's recommendation to replace Lord Abbett. Accordingly, the Trustees terminated Lord Abbett as a subadviser to the Portfolio, effective February 14, 2005, and approved the Subadvisory Agreement with Salomon Brothers, which also became effective February 14, 2005 (the "Subadvisory Agreement"). SunAmerica recommended Salomon Brothers in the ordinary course of its ongoing evaluation of subadviser performance and investment strategy and after extensive research and qualitative and quantitative analysis of numerous candidate firms and their organizational structure, investment process and style and long-term performance record.

             The Subadvisory Agreement between SunAmerica and Salomon Brothers, on behalf of the Portfolio, is substantially the same in form and in substance to the Previous Agreement, in that it (i) provides that the Subadviser manage the portion of the Portfolio allocated to it on a discretionary basis, (ii) provides for SunAmerica to compensate the Subadviser for its services, (iii) authorizes the Subadviser to select the brokers or dealers to effect portfolio transactions for the Portfolio, and (iv) requires the Subadviser to comply with the Portfolio's investment policies and restrictions and with applicable law. The Subadvisory Agreement will not result in an increase in fees to shareholders. The form of Subadvisory Agreement is attached to this information statement as Exhibit A.

             Under the Advisory Agreement, the annual rate of the investment advisory fee payable to SunAmerica for the Portfolio is as follows: 0.85% of Assets or $514,528 for the fiscal year ended March 31, 2004, which includes fee waivers and/or expense reimbursements of $40,214. The term "Assets" means the average daily net assets of the Portfolio. This fee is accrued daily and paid monthly, and may be higher than those charged to other mutual funds. For the fiscal year ended March 31, 2004, SunAmerica paid fees to the subadvisers (Lord Abbett and AIG Global Investment Corp.), equal to the aggregate annual rate, as follows: 0.19% of Assets or $112,985 for the Portfolio. The fees retained by SunAmerica for the fiscal year ended March 31, 2004 with respect to the Portfolio were 0.03%, or $15,851.

Information about the Subadviser

             Salomon Brothers Asset Management Inc. Salomon Brothers is located at 399 Park Avenue, New York, New York 10022, and is an indirect, wholly owned subsidiary of Citigroup, Inc. ("Citigroup"). Salomon Brothers was established in 1987 and together with its affiliates in London, Tokyo and Hong Kong, provides a broad range of fixed income and equity investment services to individuals and institutional clients throughout the world. Citigroup businesses provide a broad range of financial services -- asset management, banking and consumer finance, credit and charge cards, insurance, investments, investment banking and securities trading -- and use diverse channels to make them available to consumer and corporate customers around the world. As of December 31, 2004, Salomon Brothers had approximately $79.9 billion in assets under management.

             The names and positions of the directors and the principal executive officers of Salomon Brothers are as follows:

Name	Position
Michael Even	Managing Director; Global Chief Investment Officer - Citigroup Asset Management ("CAM")
Michael A. Kagan	Managing Director and Senior Portfolio Manager
Kevin Kennedy	Managing Director and Senior Portfolio Manager
Ross S. Margolies	Managing Director and Senior Portfolio Manager
Michalel J. McAllister	Senior Portfolio Manager and Managing Director

Evan L. Merberg	Managing Director; Chief Administrative Officer - CAM
Michael F. Rosenbaum	Chief Legal Officer; General Counsel - CAM
Jeffrey S. Scott	Chief Compliance Officer and Director
Peter J. Wilby	Chief Investment Officer, North American Fixed Income and Managing Director

The address for the principal executive officer and each of the directors is 399 Park Avenue, New York, New York 10022.

             Salomon is the investment adviser for other mutual funds that have an investment objective similar to the Portfolio. The name of such fund(s), together with information concerning the funds' assets, and the annual fees paid (as a percentage of average net assets) to Salomon for its services, are set forth below.
Fund Name	Assets as of December 31, 2004 (millions)	Fee Rate (% of average daily net assets)
Salomon Brothers Variable Small Cap Growth - Class I Shares	$66.3	0.75%
Salomon Brothers Small Cap Growth - All Share Classes	$482.3	0.70%

Factors Considered by the Board of Trustees

             At its meeting on December 15, 2004, the Board, including a majority of the Independent Trustees, approved the Subadvisory Agreement. The Independent Trustees were separately represented by independent counsel in connection with their consideration of the approval of the Subadvisory Agreement. In considering the Subadvisory Agreement, the Board reviewed a variety of materials relating to the Portfolio and the Subadviser, which related to the nature, quality and extent of services to be provided by the Subadviser, the Portfolio's investment performance, the costs of the services to be provided by the Subadviser, terms of the Subadvisory Agreement, and the potential for economies of scale.

Nature, Quality and Extent of Services

             The Board, including the Independent Trustees, considered the nature, quality and extent of services to be provided by the Subadviser. In making its evaluation, the Board considered that the Subadviser is responsible for providing investment management services, including investment research, advice and supervision, and determining which securities shall be purchased or sold by the Portfolio. The Board reviewed information regarding the Subadviser's history, structure and size, and investment experience. The Board was informed, that in management's judgment, the Subadviser has the size, visibility and resources to attract and retain highly qualified investment professionals.

             The Board reviewed the qualifications, background and responsibilities of the Subadviser's staff who would be responsible for providing investment management services to the Portfolio. The Board then reviewed the Subadviser's compliance and regulatory history, including information whether it was involved in any regulatory actions or investigations. In addition, the Board reviewed information concerning the Subadviser's compliance staff who would be responsible for providing compliance functions on behalf of the Portfolio.

             The Board concluded that it was satisfied with the nature, quality and extent of the services to be provided by the Subadviser and that there was a reasonable basis on which to conclude that it would provide a high quality of investment management services.

Expense Information

             The Board, including the Independent Trustees, received and reviewed information regarding the Portfolio's fees (actual or contractual management fees, subadvisory fees, non-management fees, and 12b-1 fees) and expense ratios compared against the fees and expense ratios of funds in the Portfolio's Peer Group, both before and after expense waivers, caps and reimbursements, if any. The funds included in the Portfolio's Peer Group consisted of funds that are investment options under variable annuity contracts or variable life insurance contracts. The Board did not consider comparisons of the Portfolio's fees and expenses with the fees and expenses of funds offered through pension funds or institutional investors.

             The Board considered that the Portfolio's management fees and subadvisory fees were lower than the median management and subadvisory fees for funds in its Peer Group. In addition, the Board noted that the Portfolio's expense ratio was slightly above the median in its Peer Group. The Board noted that the change of subadvisory fees would reduce the subadvisory fee rate, and that as a result, SunAmerica would retain more of its advisory fees. However, it was noted that SunAmerica was subsidizing the Portfolio by agreeing to waive, cap or reimburse the Portfolio's expenses. On the basis of the information considered, the Board concluded that the subadvisory fee rate was fair and reasonable in light of the usual and customary charges made for services of the same nature and quality.

Investment Performance

             The Board received and reviewed information regarding the investment performance of the Portfolio compared against its benchmark and other funds in its Peer Group. The Board considered information prepared by Lipper, Inc. and information prepared by AIG SunAmerica Retirement Markets, Inc. The information prepared by AIG SunAmerica Retirement Markets was based on information received from Morningstar, Inc., an independent provider of investment company data. It was noted that the Portfolio has underperformed its benchmark and Peer Group for the one- and two-year periods but has outperformed its benchmark for the three- and four-year periods. The Board noted that management's recommendation to change a subadviser was due primarily to address performance issues and to realign the recent investment style drift back to its core small company stock strategy.

Costs and Benefits

             The Board noted that certain subadvisers do not make financial information available because they consider it proprietary. Salomon Brothers provided consolidated financial information at the Board's September 2004 meeting and that more recent financial information was not provided at the December 2004 meeting. Because Salomon Brothers is a new subadviser to the Portfolio, there was no historical profitability to review with respect to its management of the Portfolio.

             With respect to indirect costs and benefits, the Trustees were informed, based on management's judgement, that (1) any indirect costs incurred by SunAmerica in connection with rendering investment advisory services to the Trust are inconsequential to the analysis of the adequacy of the advisory fees, and (2) any collateral benefits derived as a result of providing advisory services to the Trust are de minimis and do not impact upon the reasonableness of the advisory fee.

Terms of the Subadvisory Agreement

             The Trustees reviewed the terms of the Subadvisory Agreement including the duties and responsibilities undertaken by the Subadviser. The Board considered that the terms of payment for services rendered and noted that SunAmerica compensates the Subadviser out of the fees it receives from the Trust. The Board noted that the Subadvisory Agreement provides that the Subadviser will pay all of its own expenses in connection with the performance of its duties as well as the cost of maintaining the staff and personnel as necessary for it to perform its obligations. The Board also considered the termination and liability provisions of the Subadvisory Agreement.

Economies of Scale

             The Trustees considered whether the Trust has benefited from economies of scale and whether there is potential for future realization of economies of scale with respect to the Portfolio. The Board concluded that the fee structure at the advisory and subadvisory level were reasonable and that no changes were currently necessary to further reflect economies of scale.

Conclusions

             In reaching its decision to recommend the approval of the Subadvisory Agreement, the Board did not identify any single factor as being of principal significance, but based its recommendation on each of the factors it considered. Based upon the materials it reviewed, the representations made to it and the considerations described above, and as part of their deliberations, the Board, including the Independent Trustees, concluded that the Subadviser possesses the capability and resources to perform the duties required of it under its Subadvisory Agreement.

             Based upon its review of the Subadvisory Agreement, the materials provided, and the considerations described above, the Board, including the Independent Trustees, concluded that the terms of the Subadvisory Agreement is reasonable, fair and in the best interest of the Portfolio and its shareholders, and the subadvisory fee rate provided in the Subadvisory Agreement is fair and reasonable in light of the usual and customary charges made for services of the same nature and quality.

Additional Information

             The Trust is not required to hold annual meetings of the shareholders and, therefore, it cannot be determined when the next meeting of shareholders will be held. Shareholder proposals to be considered for inclusion in the proxy statement for the next meeting of shareholders must be submitted at a reasonable time before the proxy statement is mailed. Whether a proposal submitted would be included in the proxy statement will be determined in accordance with applicable state and federal law.

Ownership of Shares

             As of December 31, 2004, there were 11,113,703 shares of the Portfolio outstanding. All outstanding shares of the Portfolio are owned of record, in the aggregate by the following:

	Small Cap Portfolio
	Shares	%
Variable Annuity Account Five of AIG SunAmerica Life Assurance Company	11,113,687	100.0%
FS Variable Annuity Account Five of First SunAmerica Life Insurance Company	16 _________	0.0% _______

Total Shares Outstanding . . . . . . . . . . . . . . . . . . . . . . . . . . .		.00%

            To SunAmerica's knowledge, no person owns a Contract or interests therein for more than 5% of the outstanding shares of the Portfolio. The Trustees and officers of the Trust and members of their families as a group, beneficially owned less than 1% of the beneficial interest of the Portfolio as of December 31, 2004.

Brokerage Commissions

             The Portfolio did not conduct any transactions with affiliated broker/dealers for the fiscal year ended March 31, 2004.

Annual Reports

             Copies of the most recent annual and semi-annual reports of the Trust are available without charge and may be obtained by writing the Trust at P.O. Box 54299, Los Angeles, California 90054-0299 or by calling (800) 445-7862.

Shareholder Proposals

             The Trust is not required to hold annual shareholder meetings. If a shareholder wishes to submit proposals for consideration at a future shareholder meeting, the Trust must receive the proposal a reasonable time before the solicitation is to be made. Written proposals should be sent to Mallary Reznik, Esq., Secretary of Seasons Series Trust, 1 AIG SunAmerica Center, Los Angeles, California 90067.

By Order of the Trustees,

Mallary Reznik Secretary Seasons Series Trust

Dated: February ___, 2005

EXHIBIT A

AMENDMENT NO. 1 TO SUBADVISORY AGREEMENT

             This AMENDMENT NO. 1 TO SUBADVISORY AGREEMENT (the "Amendment") is effective as of February 14, 2005 by and between AIG SUNAMERICA ASSET MANAGEMENT CORP. (formerly known as SunAmerica Asset Management Corp.), a Delaware corporation (the "Adviser"), and SALOMON BROTHERS ASSET MANAGEMENT, INC., a Delaware corporation (the "Subadviser").

WITNESSETH:

             WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust, and pursuant to it which the Adviser may delegate one or more of its duties to a subadviser pursuant to a written subadvisory agreement; and

             WHEREAS, the Adviser and Subadviser are parties to that certain Subadvisory Agreement dated October 1, 2002, with respect to the Trust; and

             WHEREAS, the parties wish to amend the Subadvisory Agreement as set forth below; and

             NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties agree as follows:

            1.       Paragraph 7 to the Subadvisory Agreement, titled Proxy Voting, is deleted in its entirety and replaced with the following paragraph:

                       7.       Proxy Voting. The Adviser will vote proxies relating to the Portfolio's securities. The Adviser will vote all such proxies in accordance with such proxy voting guidelines and procedures adopted by the Board of Trustees. The Adviser may, on certain non-routine matters, consult with the Subadviser before voting proxies relating to the Portfolio's securities. The Adviser will instruct the custodian and other parties providing services to the Trust promptly to forward to the proxy voting service copies of all proxies and shareholder communications relating to securities held by each Portfolio (other than materials relating to legal proceedings).

            2.        The following new paragraph shall be added to the Subadvisory Agreement:

                       18.     Confidentiality. The Subadviser will not disclose or use any records or information obtained pursuant to this Agreement in any manner whatsoever except as expressly authorized in this Agreement or as reasonably required to execute transactions on behalf of the Portfolios, and will keep confidential any non-public information obtained directly as a result of this service relationship, and the Subadviser shall disclose such non-public information only if the Adviser or the Board of Trustees has authorized such disclosure by prior written consent, or if such information is or hereafter otherwise is known by the Subadviser or has been disclosed, directly or indirectly, by the Adviser or the Trust to others, becomes ascertainable from public or published information or trade sources, or if such disclosure is expressly required or requested by applicable federal or state regulatory authorities, self regulatory organizations, or to the extent such disclosure is necessary for employees of the Subadviser to carry out its duties on behalf of the Portfolio(s) as contemplated by this Agreement. Notwithstanding the foregoing, the Subadviser may disclose the total return earned by the Portfolios and may include such total return in the calculation of composite performance information.

            3.        The first sentence of Section 2(b) of the Subadvisory Agreement shall be amended to delete the words "and rewarding sales or distribution,".

             4.        Schedule A to the Subadvisory Agreement is hereby amended to reflect the addition of the Strategic Fixed Income Portfolio and Small Cap Portfolio and the deletion of Focus Growth Portfolio. The revised Schedule A is also attached hereto.

Portfolio(s)	Fee Rate (as a percentage of the average daily net assets the Subadviser manages in the portfolio)
Strategic Fixed Income Portfolio	-
Small Cap Portfolio	-

             Subadviser shall manage the assets of the Strategic Fixed Income Portfolio and Small Cap Portfolio and shall be compensated as noted above.

             5.       Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

             6.      Full Force and Effect. Except as expressly supplemented, amended or consented to hereby, all of the representations, warranties, terms, covenants, and conditions of the Agreement shall remain unchanged and shall continue to be in full force and effect.

             7.      Miscellaneous. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Subadvisory Agreement.

             IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Amendment as of the date first above written.

AIG SUNAMERICA ASSET MANAGEMENT CORP.	SALOMON BROTHERS ASSET MANAGEMENT, INC.
By: /s/ PETER A. HARBECK Name: Peter A. Harbeck Title: President and Chief Executive Officer	By: ROBERT SHEPLER Name :Robert Shepler Title: Managing Director

SUBADVISORY AGREEMENT

             This SUBADVISORY AGREEMENT is dated as of October 1, 2002 by and between SUNAMERICA ASSET MANAGEMENT CORP., a Delaware corporation (the "Adviser"), and Salomon Brothers Asset Management, Inc., a Delaware corporation (the "Subadviser").

WITNESSETH:

             WHEREAS, the Adviser and Seasons Series Trust, a Massachusetts business trust (the "Trust"), have entered into an Investment Advisory and Management Agreement dated as of January 1, 1999, as amended from time to time (the "Advisory Agreement"), pursuant to which the Adviser has agreed to provide investment management, advisory and administrative services to the Trust; and

             WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end management investment company and may issue shares of beneficial interest, par value $.01 per share, in separately designated portfolios representing separate funds with their own investment objectives, policies and purposes; and

             WHEREAS, the Subadviser is engaged in the business of rendering investment advisory services and is a "investment adviser" as defined under the Investment Advisers Act of 1940, as amended; and

             WHEREAS, the Adviser desires to retain the Subadviser to furnish investment advisory services to the investment portfolio or portfolios of the Trust listed on Schedule A attached hereto (the "Portfolio(s)"), and the Subadviser is willing to furnish such services;

             NOW, THEREFORE, it is hereby agreed between the parties hereto as follows:

             1.      Duties of the Subadviser. (a) The Adviser hereby engages the services of the Subadviser in furtherance of its Investment Advisory and Management Agreement with the Trust. Pursuant to this Subadvisory Agreement and subject to the oversight and review of the Adviser, the Subadviser will manage the investment and reinvestment of a portion of the assets of each Portfolio listed on Schedule A attached hereto. The Subadviser will determine, in its discretion and subject to the oversight and review of the Adviser, the securities to be purchased or sold, will provide the Adviser with records concerning its activities which the Adviser or the Trust is required to maintain, and will render regular reports to the Adviser and to officers and Trustees of the Trust concerning its discharge of the foregoing responsibilities. The Subadviser shall discharge the foregoing responsibilities subject to the control of the officers and the Trustees of the Trust and in compliance with such policies as the Trustees of the Trust may from time to time establish, and in compliance with (a) the objectives, policies, and limitations for the Portfolio(s) set forth in the Trust's current prospectus and statement of additional information, and (b) applicable laws and regulations.

                    The Subadviser represents and warrants to the Adviser that the portion of assets allocated to it of each of the Portfolios set forth in Schedule A will at all times be operated and managed (1) in compliance with all applicable federal and state laws governing its operations and investments; and (2) so as not to jeopardize either the treatment of the Seasons variable annuity contracts issued by Variable Annuity Account Five (File No. 33-08859; hereinafter "Contracts") as annuity contracts for purposes of the Internal Revenue Code of 1986, as amended (the "Code"), or the eligibility of the Contracts to qualify for sale to the public in any state where they may otherwise be sold. Without limiting the foregoing, the Subadviser represents and warrants (1) qualification, election and maintenance of such election by each Portfolio to be treated as a "regulated investment company" under Subchapter M, chapter 1 of the Code, and (2) compliance with (a) the provisions of the Act and rules adopted thereunder; (b) the diversification requirements specified in the Internal Revenue Service's regulations under Section 817(h) of the Code; (c) applicable state insurance laws; (d) applicable federal and state securities, commodities and banking laws; and (e) the distribution requirements necessary to avoid payment of any excise tax pursuant to Section 4982 of the Code. The Subadviser further represents and warrants that to the extent that any statements or omissions made in any Registration Statement for the Contracts or shares of the Trust, or any amendment or supplement thereto, are made in reliance upon and in conformity with information furnished by the Subadviser expressly for use therein, such Registration Statement and any amendments or supplements thereto will, when they become effective, conform in all material respects to the requirements of the Securities Act of 1933 and the rules and regulations of the Commission thereunder (the "1933 Act") and the 1940 Act and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

             The Subadviser accepts such employment and agrees, at its own expense, to render the services set forth herein and to provide the office space, furnishings, equipment and personnel required by it to perform such services on the terms and for the compensation provided in this Agreement.

                    (b)    The Subadviser agrees: (i) to maintain a level of errors and omissions or professional liability insurance coverage that, at all times during the course of this Agreement, is appropriate given the nature of its business, and (ii) from time to time and upon reasonable request, to supply evidence of such coverage to the Adviser.

             2.      Portfolio Transactions. The Subadviser is responsible for decisions to buy or sell securities and other investments for a portion of the assets of each Portfolio, broker-dealers and futures commission merchants' selection, and negotiation of brokerage commission and futures commission merchants' rates. As a general matter, in executing portfolio transactions, the Subadviser may employ or deal with such broker-dealers or futures commission merchants as may, in the Subadviser's best judgement, provide prompt and reliable execution of the transactions at favorable prices and reasonable commission rates. In selecting such broker-dealers or futures commission merchants, the Subadviser shall consider all relevant factors including price (including the applicable brokerage commission, dealer spread or futures commission merchant rate), the size of the order, the nature of the market for the security or other investment, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer or futures commission merchant involved, the quality of the service, the difficulty of execution, the execution capabilities and operational facilities of the firm involved, and, in the case of securities, the firm's risk in positioning a block of securities. Subject to such policies as the Trustees may determine and~~,~~ consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Subadviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of the Subadviser's having caused a Portfolio to pay a member of an exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of an exchange, broker or dealer would have charged for effecting that transaction, if the Subadviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such member of an exchange, broker or dealer viewed in terms of either that particular transaction or the Subadviser's overall responsibilities with respect to such Portfolio and to other clients as to which the Subadviser exercises investment discretion. In accordance with Section 11(a) of the 1934 Act and Rule 11a2-2(T) thereunder, and subject to any other applicable laws and regulations including Section 17(e) of the Act and Rule 17e-1 thereunder, the Subadviser may engage its affiliates, the Adviser and its affiliates or any other subadviser to the Trust and its respective affiliates, as broker-dealers or futures commission merchants to effect portfolio transactions in securities and other investments for a Portfolio. The Subadviser will promptly communicate to the Adviser and to the officers and the Trustees of the Trust such information relating to portfolio transactions as they may reasonably request. To the extent consistent with applicable law, the Subadviser may aggregate purchase or sell orders for the Portfolio with contemporaneous purchase or sell orders of other clients of the Subadviser or its affiliated persons. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Subadviser in the manner the Subadviser determines to be equitable and consistent with its and its affiliates' fiduciary obligations to the Portfolio and to such other clients. The Adviser hereby acknowledges that such aggregation of orders may not result in more favorable pricing or lower brokerage commissions in all instances.

                  (b)       Notwithstanding Section 2(a) above, for such purposes as obtaining investment research products and services, covering fees and expenses, and rewarding sales or distribution, the Adviser may direct the Subadviser to effect a specific percentage of a Portfolio's transactions in securities and other investments to certain broker-dealers and futures commission merchants. In designating the use of a particular broker-dealer or futures commission merchant, the Adviser and Subadviser acknowledge:

                          (1)       all brokerage transactions are subject to best execution. As such, Subadviser will use it's best efforts to direct non-risk commission transactions to a particular broker-dealer in futures commission merchant designated by the Adviser provided that the Subadviser obtains best execution;

                          (2)       such direction may result in the Subadviser paying a higher commission, depending upon the Subadviser's arrangements with the particular broker-dealer or futures commission merchant, etc;

                          (3)       if the Subadviser directs payments of an excessive amount of commissions, the executions may not be accomplished as rapidly. In addition, the Subadviser may forfeit the possible advantage derived from the aggregation of multiple orders as a single "bunched" transaction where Subadviser would, in some instances, be in a better position to negotiate commissions; and

                          (4)       Subadviser does not make commitments to allocate fixed or definite amounts of commissions to brokers. As such the Subadviser may be unable to fulfill the Adviser's request for direction due to the reasons stated above. The Subadvisers will not be held accountable for actions taken in response to the Adviser's specific request for direction in the absence of disabling conduct described in paragraph ten herein.

             3.      Compensation of the Subadviser. The Subadviser shall not be entitled to receive any payment from the Trust and shall look solely and exclusively to the Adviser for payment of all fees for the services rendered, facilities furnished and expenses paid by it hereunder. As full compensation for the Subadviser under this Agreement, the Adviser agrees to pay to the Subadviser a fee at the annual rates set forth in Schedule A hereto with respect to the portion of the assets managed by the Subadviser for each Portfolio listed thereon. Such fee shall be accrued daily and paid monthly as soon as practicable after the end of each month (i.e., the applicable annual fee rate divided by 365 applied to each prior days' net assets in order to calculate the daily accrual). If the Subadviser shall provide its services under this Agreement for less than the whole of any month, the foregoing compensation shall be prorated.

             4.      Other Services. At the request of the Trust or the Adviser, the Subadviser in its discretion may make available to the Trust, office facilities, equipment, personnel and other services in order to facilitate meetings or other similar functions. Such office facilities, equipment, personnel and services shall be provided for or rendered by the Subadviser and billed to the Trust or the Adviser at the Subadviser's cost.

             5.      Reports. The Trust, the Adviser and the Subadviser agree to furnish to each other, if applicable, current prospectuses, statements of additional information, proxy statements, reports of shareholders, certified copies of their financial statements, and such other information with regard to their affairs and that of the Trust as each may reasonably request.

             6.      Status of the Subadviser. The services of the Subadviser to the Adviser and the Trust are not to be deemed exclusive, and the Subadviser shall be free to render similar services to others so long as its services to the Trust are not impaired thereby. The Subadviser shall be deemed to be an independent contractor and shall, unless otherwise expressly provided or authorized, have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust.

             7.      Proxy Voting. The Subadviser will vote proxies relating to the assets of each Portfolio for which Subadviser exercises investment discretion. With regard to legal proceedings, including bankruptcies or class actions, involving securities held or previously held by a Portfolio or the issuers of the securities, notice will be given to the Adviser by the Subadviser. The Adviser will instruct the custodian and other parties providing services to the Trust promptly to forward to Subadviser copies of all proxies and shareholder communications relating to securities held by each Portfolio. The Adviser agrees that Subadviser will not be responsible or liable for failing to vote any proxies where it has not received such proxies or related shareholder communications on a timely basis and liability of the Subadviser is subject to the same standards as in paragraph 10.

             8.      Certain Records. The Subadviser hereby undertakes and agrees to maintain, in the form and for the period required by Rule 31a-2 under the 1940 Act, all records relating to the investments of the Portfolio(s) that are required to be maintained by the Trust pursuant to the requirements of Rule 31a-1 of that Act. Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 promulgated under the 1940 Act which are prepared or maintained by the Subadviser on behalf of the Trust are the property of the Trust and will be surrendered promptly to the Trust or the Adviser on request.

                    The Subadviser agrees that all accounts, books and other records maintained and preserved by it as required hereby shall be subject at any time, and from time to time, to such reasonable periodic, special and other examinations by the Securities and Exchange Commission, the Trust's auditors, the Trust or any representative of the Trust, the Adviser, or any governmental agency or other instrumentality having regulatory authority over the Trust.

             9.      Reference to the Subadviser. Neither the Trust nor the Adviser or any affiliate or agent thereof shall make reference to or use the name of the Subadviser or any of its affiliates in any advertising or promotional materials without the prior approval of the Subadviser, which approval shall not be unreasonably withheld.

            10.      Liability of the Subadviser. (a) In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties ("disabling conduct") hereunder on the part of the Subadviser (and its officers, directors, agents, employees, controlling persons, shareholders and any other person or entity affiliated with the Subadviser) the Subadviser shall not be subject to liability to the Trust or to any shareholder of the Trust for any act or omission in the course of, or connected with, rendering services hereunder, including without limitation, any error of judgment or mistake of law or for any loss suffered by any of them in connection with the matters to which this Agreement relates, except to the extent specified in Section 36(b) of the Act concerning loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services.

                     (b)      The Subadviser shall not be liable to the Adviser, its officers, directors, agents, employees, controlling persons or shareholders or to the Trust or its shareholders for (i) any acts of the Adviser or any other subadviser to the Portfolio with respect to the portion of the assets of a Portfolio not managed by Subadviser and (ii) acts of the Subadviser which result from or are based upon acts of the Adviser, including, but not limited to, a failure of the Adviser to provide accurate and current information with respect to any records maintained by Adviser or any other subadviser to a Portfolio, which records are not also maintained by the Subadviser or, to the extent such records related to the portion of the assets managed by the Subadviser, otherwise available to the Subadviser upon reasonable request. The Adviser and Subadviser each agree that the Subadviser shall manage the portion of the assets of a Portfolio allocated to it as if it was a separate operating portfolio and shall comply with subsections (a) and (b) of Section 1 of this Subadvisory Agreement (including, but not limited to, the investment objectives, policies and restrictions applicable to a Portfolio and qualifications of a Portfolio as a regulated investment company under the Code) only with respect to the portion of assets of a Portfolio allocated to Subadviser. The Adviser shall indemnify the Indemnified Parties from any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) arising from the conduct of the Adviser, the Trust and any other subadviser with respect to the portion of a Portfolio's assets not allocated to the Subadviser and with respect to any other portfolio of the Trust.

            11.      Permissible Interests. Trustees and agents of the Trust are or may be interested in the Subadviser (or any successor thereof) as directors, partners, officers, or shareholders, or otherwise; directors, partners, officers, agents, and shareholders of the Subadviser are or may be interested in the Trust as trustees, or otherwise; and the Subadviser (or any successor) is or may be interested in the Trust in some manner.

            12.      Term of the Agreement. This Agreement shall continue in full force and effect with respect to each Portfolio until two years from the date hereof, and from year to year thereafter so long as such continuance is specifically approved at least annually (i) by the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (ii) by the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Portfolio voting separately from any other series of the Trust.

                     With respect to each Portfolio, this Agreement may be terminated at any time, without payment of a penalty by the Portfolio or the Trust, by vote of a majority of the Trustees, or by vote of a majority of the outstanding voting securities (as defined in the Act) of the Portfolio, voting separately from any other series of the Trust, or by the Adviser, on not less than 30 nor more than 60 days' written notice to the Subadviser. With respect to each Portfolio, this Agreement may be terminated by the Subadviser at any time, without the payment of any penalty, on 90 days' written notice to the Adviser and the Trust. The termination of this Agreement with respect to any Portfolio or the addition of any Portfolio to Schedule A hereto (in the manner required by the Act) shall not affect the continued effectiveness of this Agreement with respect to each other Portfolio subject hereto. This Agreement shall automatically terminate in the event of its assignment (as defined by the Act).

                      This Agreement will also terminate in the event that the Advisory Agreement by and between the Trust and the Adviser is terminated.

            13.      Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

            14.      Amendments. This Agreement may be amended by mutual consent in writing, but the consent of the Trust must be obtained in conformity with the requirements of the Act.

            15.      Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the Act. To the extent the applicable laws of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Act, the latter shall control.

            16.      Separate Series. Pursuant to the provisions of the Declaration, each Portfolio is a separate series of the Trust, and all debts, liabilities, obligations and expenses of a particular Portfolio shall be enforceable only against the assets of that Portfolio and not against the assets of any other Portfolio or of the Trust as a whole.

            17.      Notices. All notices shall be in writing and deemed properly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:
Subadviser:
Salomon Brothers Asset Management, Inc.
300 First Stamford Place
Stamford, Connecticut 06902
Attention:    Christine Syder
                      General Counsel

Adviser:	SunAmerica Asset Management Corp. The SunAmerica Center 733 Third Avenue, 3rd Floor New York, NY 10017-3204 Attention: Robert M. Zakem Senior Vice President and General Counsel

with a copy to:
SunAmerica Inc.
1 SunAmerica Center
Century City
Los Angeles, CA 90067-6022
Attention:   Mallary L. Reznik
                     Secretary, Seasons Series Trust

            IN WITNESS WHEREOF, the parties have caused their respective duly authorized officers to execute this Agreement as of the date first above written.

SUNAMERICA ASSET MANAGEMENT CORP

By: //s// PETER A. HARBECK Name: Peter A. Harbeck Title: President and Chief Executive Officer

SALOMON BROTHERS ASSET MANAGEMENT, INC.

By: //s// A. PETER CIESZKO Name: A. Peter Cieszko Title: Managing Director